SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 24, 2003 (Date of earliest event reported)	Commission file number: 000-29313

MOBILE REACH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-0121007 (I.R.S. Employer Identification No.)

8000 Regency Parkway, Suite 430
Cary, North Carolina 27511
(Address of principal executive offices)
(Zip code)

(919) 469-6997
(Registrant’s telephone number, including area code)

ITEM 4.     CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

(i) By resolution adopted on September 24, 2003, the board of directors of the Company, elected to change independent accountants to Scharf, Pera & Co., P.L.L.C. The independent accounting firm of James E. Scheifley & Associates, P.C. was notified on September 24, 2003 that the client auditor relationship between the Registrant and James E. Scheifley & Associates, P.C. would not be renewed. James E. Scheifley & Associates, P.C. had not yet been retained to review the Registrant’s financial statements for the year ending July 31, 2003. As used herein, the term “Registrant” means for periods (i) prior to July 31, 2003, Asphalt Paving, Inc. and (ii) on and after July 31, 2003, Mobile Reach International, Inc.

(ii) The independent auditor’s report on the consolidated financial statements for the two years ended July 31, 2002 contained no adverse opinion, no disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The decision to change accountants was recommended by the Registrant’s board of directors. The Registrant does not have an audit committee.

(iv) In connection with the audits of the Registrant’s consolidated financial statements for each of the two years ended July 31, 2002, as well as the period up to and including July 31, 2003, there have been no disagreements with James E. Scheifley & Associates, P.C. on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to the satisfaction of James E. Scheifley & Associates, P.C. would have caused James E. Scheifley & Associates, P.C. to make reference to the subject matter of the disagreements in connection with their reports.

(v) Not applicable.

(vi) James E. Scheifley & Associates, P.C.’s letter addressed to the Securities and Exchange Commission is attached hereto as Exhibit 16.1.

Engagement of new independent accounts.

(i)	On September 24, 2003, the Registrant’s board of directors engaged Scharf, Pera & Co., P.L.L.C., as its new independent auditors to audit the Registrant’s consolidated financial statements for the year ended July 31, 2003.

(ii)	The Registrant, during the two most recent fiscal years and the subsequent interim periods prior to the engagement of Scharf, Pera & Co., P.L.L.C., did not consult with Scharf, Pera & Co., P.L.L.C. with regard to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (b) on any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulations S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b) Not applicable.

(c) Exhibits:

      16.1 Letter of James E. Scheifley & Associates, P.C. addressed to the Securities and Exchange Commission.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mobile Reach International, Inc.

By:	/s/ MICHAEL HEWITT

Michael Hewitt
President and Chief Executive Officer

Date: September 24, 2003